Exhibit 10.2

GUARANTEE

THIS GUARANTEE (the “Guarantee”) is entered into as of November 14, 2014 by Alan Chen, an individual (“Chen”) and Chiu-Li Tu, an individual (“Tu” and collectively with Chen, the “Guarantors”), in favor of NowNews Digital Media Technology Co., Ltd., a Nevada corporation (“Now News”).

RECITALS

A.          Chen is the Chairman and a principal stockholder of Taiwan NOWnews, a Taiwan corporation (the “Taiwan NOWnews”) and Tu is a principal stockholder of Taiwan NOWnews.

B.           Now News will be entering an share exchange agreement (“Share Exchange Agreement”) pursuant to which Now News will issue shares of its common stock to the stockholders of Worldwide Media Investments Corp, an Anguilla corporation (“Worldwide”), which holds 66% of the issued and outstanding shares of capital stock of Taiwan NOWnews through a wholly owned subsidiary, Sky Media Investments Co., Ltd., an Anguilla corporation, in exchange for all the issued and outstanding shares of Capital Stock of Worldwide

C.           To induce Now News to conclude the Share Exchange Agreement, the Guarantors jointly and severally, have agreed to grant Now News assurance in order to guarantee Taiwan NOWnews’ attainment of certain Targets as defined below.

Accordingly, the Guarantors hereby jointly and severally agree as follows:

1.           Net Income Guarantee. In the event that for the year ended December 31, 2014, Taiwan NOWnews reports a net loss (as defined by United States generally accepted accounting principles (“US GAAP”)), then within 15 business days of the date of the audited financial statements the Guarantors shall send Now News a cash payment in the amount of the net loss. In the event that for the year ended December 31, 2015, Taiwan NOWnews reports a net loss as defined by US GAAP), then within 15 business days of the date of the audited financial statements the Guarantors shall send Now News a cash payment in the amount of the net loss.

2.           Representations and Warranties. Guarantors represent and warrant to Now News that this Guarantee constitutes the valid and legally binding obligation of Guarantors, enforceable against Guarantors in accordance with its terms and conditions except as such enforceability may be limited by or subject to (i) any bankruptcy, insolvency, moratorium, fraudulent transfer or other similar applicable law relating to creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.           Guarantee Continuing, Absolute Unlimited. The liability of the Guarantors hereunder shall be absolute and unconditional and shall not be affected by:

a.           any lack of validity or enforceability of any agreements between Now News and Taiwan NOWnews;

b.           any change in the time, manner or place of payment of or in any other term of such agreements or the failure on the part of Taiwan NOWnews to carry out any of its obligations under such agreements;

c.           any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

d.           the bankruptcy, winding-up, liquidation, dissolution or insolvency of Now News, Taiwan NOWnews or any party to any agreement to which Now News is a party;

e.           any lack or limitation of power, incapacity or disability on the part of Taiwan NOWnews or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of Taiwan NOWnews in its obligations to Now News; or

f.            any other law, regulation or other circumstance which might otherwise constitute a defence available to, or a discharge of, Taiwan NOWnews in respect of any or all of the obligations.

4.           No Release or Discharge. The liability of the Guarantors hereunder shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by Now News in connection with any duties or liabilities of the Guarantors to Now News or any security therefor including any loss of or in respect of any security received by Now News from the Guarantors or others. Now News, without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantors’ liability hereunder, may:

a.           grant time, renewals, extensions, indulgences, releases and discharges to the Guarantors;

b.           accept compromises from the Guarantors; or

c.           otherwise deal with the Guarantors and all other persons and security interests as Now News may see fit.

5.           Termination. This Guarantee shall automatically terminate without any action by the Guarantors or Now News upon the attainment of the Targets.

6.           No Set-off. The Guarantors shall not claim any set-off or counterclaim against Now News in respect of any liability of Now News to the Guarantors.

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7.           Continuing Guarantee. This Guarantee shall be a continuing guarantee and shall be binding as a continuing obligation of the Guarantors.

8.           Waiver of Notice of Acceptance. The Guarantors hereby waive notice of acceptance of this instrument.

9.           Entire Agreement. This Guarantee constitutes the entire agreement among Now News and the Guarantors with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between such parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, among such parties other than as expressly set forth in this Guarantee.

10.          No Waiver, Remedies. No failure on the part of Now News to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude the other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

11.          Severability. If any provision of this Guarantee is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

12.          Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

13.          Notice. Any demand, notice or other communication (a “Communication”) to be given in connection with this Guarantee shall be given in the manner and to the respective addresses set forth below:

If to the Guarantors:

Unit 706, Halesin Building

No. 1 Jubilee Street, Hong Kong

Telephone: 886 2 87978775

Facsimile:886 2 8797 8339

If to Now News:

4F, No. 550, Riuguang Road

Neihu District, Taipei City 114

Taiwan

Telephone: 886287978775 ext 500

Facsimile:886287978339

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14.          Assignment. The rights of Now News under this Guarantee may be assigned by Now News without the prior consent of the Guarantors. The Guarantors may not assign their obligations under this Guarantee.

15.          Interpretation. Guarantors and Now News have participated jointly in the negotiating and drafting of this Guarantee. If an ambiguity or a question of intent or interpretation arises, this Guarantee shall be construed as if drafted jointly by Guarantors and Now News, and no presumption or burden of proof shall arise favoring or disfavoring Guarantors or Now News, as the case may be, by virtue of the authorship of any provisions of this Guarantee.

16.          Miscellaneous.

a.           Any term of this Guarantee may be amended, waived, discharged or terminated only by an instrument in writing signed by the Guarantors and Now News.

b.           The headings in this Guarantee are for purposes of reference only and shall not limit or define the meaning hereof.

c.           If it ever becomes necessary to employ counsel to collect this obligation, the Guarantors shall pay all reasonable expenses and costs, including reasonable attorney's fees and out-of-pocket expenses of said attorney for the services of such counsel, whether or not suit be brought and including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding).

d.           This Guarantee may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed and delivered as of the day and year first above written.

Guarantors:

Alan Chen

Chiu-Li Tu

Acknowledged and Agreed:

NowNews Digital Media Technology Co., Ltd.

By:
Name: Alan Chen
Title: Chairman

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